UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 4, 2024
Date of Report (date of earliest event reported)

Kinetik Holdings Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-38048 (Commission File Number)	81-4675947 (I.R.S. Employer Identification Number)
2700 Post Oak Blvd. Suite 300 Houston, Texas 77056
(Address of principal executive offices and zip code)
(713) 621-7330
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets
On June 4, 2024, Kinetik Holdings Inc. (the “Company”) consummated the previously announced transaction contemplated by the Purchase and Sale Agreement, dated as of May 9, 2024, by and among Kinetik GCX Pipe LLC, GCX Pipeline, LLC (“GCX Buyer”), solely for purposes of Section 6.7, Article X and Article XI, AL GCX Holdings, LLC and solely for purposes of Section 6.8, Article X and Article XI, Kinetik Holdings LP, pursuant to which the Company agreed to sell its 16% membership interest in Gulf Coast Express Pipeline LLC (“GCX”) to the GCX Buyer for a total purchase price of $540 million (the “GCX Sale”), consisting of $510 million of cash, less certain customary closing adjustments, payable on June 4, 2024 and an additional $30 million earn out in cash upon approval by the GCX Board of Directors of one or more capital projects that achieve certain capacity expansion criteria.
The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K is filed as Exhibit 99.1 to this Current Report.
Item 7.01. Regulation FD Disclosure.
On June 4, 2024, the Company issued a press release announcing the completion of the GCX Sale. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.2 and is incorporated in this report by reference.
The information provided in this Item 7.01, including the accompanying Exhibit 99.2, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma condensed consolidated financial statements of the Company have been derived from the Company’s historical consolidated financial statements and are being presented to give effect to the GCX Sale. The pro forma financial statements and the related notes thereto are filed as Exhibit 99.1 to this Current Report on Form 8-K.
(d) The following exhibits are being filed herewith.

Exhibit No.		Description of Exhibit
10.1†	-
Purchase and Sale Agreement, dated as of May 9, 2024, by and among Kinetik GCX Pipe LLC, GCX Pipeline, LLC, solely for purposes of Section 6.7, Article X and Article XI, AL GCX Holdings, LLC and solely for purposes of Section 6.8, Article X and Article XI, Kinetik Holdings LP (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 13, 2024).

99.1	-	Unaudited pro forma condensed consolidated financial statements of Kinetik Holdings Inc. as of and for the three months ended March 31, 2024 and for the year ended December 31, 2023
99.2		Press Release, dated June 4, 2024, issued by Kinetik Holdings Inc. (furnished solely for purposes of Item 7.01 of this Form 8-K)
104	-	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Company agrees to furnish an unredacted, supplemental copy (including any omitted schedule or attachment) to the SEC upon request. Redactions and omissions are designated with brackets containing asterisks.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetik Holdings Inc.

Dated:	June 7, 2024	/s/ Todd Carpenter
Todd Carpenter
General Counsel, Secretary and Chief Compliance Officer